                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  JUNE 25, 1997

             (Exact name of registrant as specified in its charter)
                               DRUG EMPORIUM, INC.

(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)
          DELAWARE                     0-16998                  31-1064888


                    (Address of principal executive offices)
                            155 HIDDEN RAVINES DRIVE
                               POWELL, OHIO 43065

               Registrant's telephone number, including area code
                                 (614) 548-7080

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ITEM 5.       OTHER EVENTS

The annual meeting of the stockholders of Drug Emporium, Inc. was held on June 25, 1997. The items voted on at the meeting were the election of directors, ratification of Ernst & Young LLP as the independent auditors, and two stockholder proposals. The proxies for the meeting were solicited pursuant to Regulation 14 under the Securities Exchange Act of 1934, there was no solicitation in opposition to management's nominees and all such nominees were elected.

The following persons were elected as directors for a three-year term:

                                         Votes              Withheld             Broker
         Name                             For               Authority           Non-Votes
         ----                            -----              ---------           ---------
         Macy T. Block                 11,177,715            753,615                0

         Thomas D. Igoe                11,174,879            756,451                0

         David L. Kriegel              11,171,729            759,601                0

The following summarizes the vote with respect to the other matters:

         APPOINTMENT OF AUDITORS

              Votes For           Votes Against          Abstentions        Broker Non-Votes
              ---------           -------------          -----------        ----------------
             11,876,263              34,941                20,126                   0


         ELIMINATION OF DIRECTOR CLASSES

              Votes For           Votes Against          Abstentions        Broker Non-Votes
              ---------           -------------          -----------        ----------------
              4,309,430             5,460,964              98,597               2,062,338


         RETENTION OF INVESTMENT BANKER

              Votes For           Votes Against          Abstentions        Broker Non-Votes
              ---------           -------------          -----------        ----------------
               722,651              9,033,350              112,631              2,062,698

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                       NEWS ARTICLES RELATED TO THE ANNUAL
                         MEETING AND COMPANY OPERATIONS

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99.   Additional Exhibits

News Article related to Annual Meeting and Company Operations.

     Drug Emporium, Inc. yesterday held off shareholder attempts to force the sale of the underperforming discount drugstore chain and to reorganize its board.

     During a shareholders meeting at Drug Emporium's Powell, Ohio, headquarters, Chairman David Kriegel turned back proposals from the co-founders of the Great Neck, N.Y.-based Investors Rights Association of America to change the course of the company dramatically.

     "In view of the unacceptable performance of the company over the past five years, the deplorable stock price, and in my opinion, ineffective management, the board of directors should take immediate action," wrote Charles Miller, who owns 850 shares of Drug Emporium stock. He wanted the company to hire an investment banker to pursue the sale of the company.

     Kriegel called the proposal "absolutely gut-wrenching," adding that it was the first time the company has faced such a challenge. While Drug Emporium posted record sales of more than $855 million last year, its net income dropped by half from the preceding year, from $2.3 million to $1.1 million.

     The picture looks worse viewed from five years back. Since 1992, Drug Emporium's cumulative stockholder return has dropped by a third. During the same period, the company's industry peers -- including Revco, Rite Aid Corp. and Walgreen Co. -- saw shareholder returns more than double.

     Nevertheless, Kriegel said he wasn't surprised that Miller's attempt to force the sale of the company was defeated resoundingly. Shareholders, he said, understand that Drug Emporium's profitability has been affected by six acquisitions in the past two years that added 38 stores to the chain but cost more than $53 million.

     Kriegel said he interpreted the action as a show of support for Drug Emporium management during a period when the average industry profit has fallen to 2 percent and several chains have combined.

     The consolidation craze hasn't escaped Drug Emporium, he added. Competitors have been making merger overtures to Drug Emporium for several years and are becoming "more serious now," he said.

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     In that environment, Kriegel said it is likely Drug Emporium would join with a remaining chain with stores compatible to Drug Emporium's. In that event, "I would believe that Drug Emporium would be the surviving name and the surviving management," he said.

     Drug Emporium stock closed at 5 yesterday, down 3/16.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 1997                                 DRUG EMPORIUM, INC.

                                                    /s/ David L. Kriegel
                                                    --------------------------
                                                    David L. Kriegel,President